Exhibit 4

JOINT INSURED AGREEMENT

THIS AGREEMENT effective as of June 1, 2011, by and among each of the Corporations and Trusts listed in Schedule A, each on behalf of their underlying series. The terms “Fund” or “Funds” are used to refer to the corporation or trust and the underlying series as context requires.

WHEREAS, the Funds are investment companies registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Funds are required to provide and maintain a fidelity bond pursuant to Rule 17g-1 under the 1940 Act; and

WHEREAS, paragraph (b) of Rule 17g-1 provides that the fidelity bond may be in the form of a joint insured bond covering the Funds; and

WHEREAS, the Board of Directors/Trustees of each Fund (the “Directors”), including a majority of those Directors who are not “interested persons” (as that term is defined by the 1940 Act) of the Fund, have made the determinations required by Rule 17g-1, including those provisions specifically applicable to a joint insured bond;

NOW, THEREFORE, the Funds hereby agree as follows:

1.	The Funds will each pay a portion of the premium for the joint insured fidelity bond which is allocated to each party pro rata according to the percentage the party’s net assets bears to the aggregate net assets of all the insured parties.

2.	In the event recovery is received under the joint insured bond as a result of a loss sustained by more than one of the insured parties, each party shall receive an equitable and proportionate share of the recovery, but such recovery shall be in an amount at least equal to the amount which such party would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the 1940 Act.

3.	Schedule A hereto may be amended from time to time to reflect the changes in the funds insured under the bond.

4.	For each Fund that is organized as a Massachusetts business trust, a copy of the Declaration of Trust, together with all amendments, is on file in the office of the Secretary of State of the Commonwealth of Massachusetts. The execution and delivery of this Agreement has been authorized by the Trustees and the Agreement has been signed by an authorized officer of the Fund. It is expressly agreed that the obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund, personally, but bind only the assets and property of the Fund, as provided in the Declaration of Trust.

IN WITNESS WHEREOF, the parties hereto have executed the foregoing agreement as of the day and year first above written.

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS SERIES TRUST II

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

COLUMBIA FUNDS VARIABLE SERIES TRUST II

RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST

RIVERSOURCE DIMENSIONS SERIES, INC.

RIVERSOURCE GLOBAL SERIES, INC.

RIVERSOURCE GOVERNMENT INCOME SERIES, INC.

RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.

RIVERSOURCE MARKET ADVANTAGE SERIES, INC.

RIVERSOURCE SELECTED SERIES, INC.

RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST

RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.

RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.

RIVERSOURCE TAX-EXEMPT SERIES, INC.

SELIGMAN MUNICIPAL FUND SERIES, INC.

SELIGMAN MUNICIPAL SERIES TRUST

By:	/s/ Joseph F. DiMaria
Joseph F. DiMaria
Vice President

Schedule A

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS SERIES TRUST II

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

COLUMBIA FUNDS VARIABLE SERIES TRUST II

RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST

RIVERSOURCE DIMENSIONS SERIES, INC.

RIVERSOURCE GLOBAL SERIES, INC.

RIVERSOURCE GOVERNMENT INCOME SERIES, INC.

RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.

RIVERSOURCE MARKET ADVANTAGE SERIES, INC.

RIVERSOURCE SELECTED SERIES, INC.

RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST

RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.

RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.

RIVERSOURCE TAX-EXEMPT SERIES, INC.

SELIGMAN MUNICIPAL FUND SERIES, INC.

SELIGMAN MUNICIPAL SERIES TRUST